As filed with the Securities and Exchange Commission October 20, 2006	Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________

Hana Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	32-0064979 (I.R.S. Employer Identification No.)
7000 Shoreline Court, Suite 370 South San Francisco, CA 94080 (Address and telephone number of registrant’s principal executive offices and principal place of business)
John P. Iparraguirre
Vice President, Chief Financial Officer
Hana Biosciences, Inc.
7000 Shoreline Court, Suite 370
South San Francisco, California 94080
Telephone: (650) 588-6404
Facsimile: (650) 588-2787
(Name, address and telephone number of agent for service)
Copies to: Christopher J. Melsha Maslon Edelman Borman & Brand, LLP 90 South 7th Street, Suite 3300 Minneapolis, Minnesota 55402 Telephone: (612) 672-8200 Facsimile: (612) 672-8397

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

 If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

 If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE (1)

Title of Each Class of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(1)(3)
Common Stock, $0.001 par value per share	$100,000,000	$100,000,000	$ 10,700.00

(1)	Estimated in accordance with Rule 457 solely for the purpose of calculation of the registration fee.
(2)
The Registrant is registering an indeterminate number of securities as may be issued at various times and at indeterminate prices, with a total public offering price not to exceed $100,000,000. There are also being registered hereunder an indeterminate number of shares of common stock as shall be issuable as a result of a stock split, stock dividend or other adjustment to or change in the outstanding shares of common stock.

(3)
Pursuant to Rule 457(p), the Registrant hereby offsets against the filing fee required in connection with this registration statement the sum of $4,280.00 of the total fee of $8,025.00 paid by the Registrant in connection with its registration statement on Form S-3 (333-133372) filed on April 19, 2006, under which the offering has terminated and $34,999,838 of common stock remains unsold. The remainder of $6,419.98 is paid herewith.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 20, 2006

PROSPECTUS

Hana Biosciences, Inc.

$100,000,000

Common Stock

We may offer and sell, from time to time, shares of our common stock. Specific terms of these offerings will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

We may offer our common stock in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell our common stock through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “HNAB.” On ____________, 2006, the last sale price for our common stock as reported on the Nasdaq Global Market was $ __________.

________________

The securities offered by this prospectus involve a high degree of risk.
See “Risk Factors” on page 5.
________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is truthful or complete. A representation to the contrary is a criminal offense.

The date of this Prospectus is ______________  , 2006.

PROSPECTUS SUMMARY

In this prospectus, the terms “company,” “we,” “us,” and “our” refer to Hana Biosciences, Inc.

Hana Biosciences, Inc.

Hana Biosciences, Inc. is a South San Francisco, California-based biopharmaceutical company focused on acquiring, developing, and commercializing innovative products to advance cancer care. We seek to license novel, late preclinical and early clinical oncology product candidates, primarily from academia and research institutes, in order to accelerate clinical development and time to commercialization.

Our Product Candidates

We currently have rights to and are developing seven product candidates:

•
Zensana™ (ondansetron HCI) Oral Spray - Bioequivalent to 8mg Oral Zofran® Tablet with Multidose Convenience and Desirable Route of Administration. We believe that Zensana, which we licensed from NovaDel Pharma, Inc. in October 2004, is the only multidose oral spray product candidate currently in development which utilizes a micro mist spray technology to deliver full doses of ondansetron to patients experiencing chemo- and radiotherapy-induced nausea and vomiting. Ondansetron, a selective blocking agent of the hormone serotonin, is a Food and Drug Administration, or FDA, approved drug that is commonly used in tablet form to prevent chemotherapy- radiation-induced and post-operative nausea and vomiting. Many patients receiving chemo and radiation therapy have difficulty swallowing and are potentially unable to tolerate other forms of ondansetron and other therapies intended to prevent nausea and vomiting, known as antiemetics. We completed certain limited clinical trials of Zensana related to bioequivalence and bioavailability in early 2006, and in June 2006 we filed a New Drug Application, or NDA, under Section 505(b)(2) of the Food, Drug and Cosmetic Act. Our NDA was accepted for review by the FDA in August 2006. If approved by the FDA, we intend to commercially launch Zensana in the United States in 2007.

•
Marqibo® (vincristine sulfate liposomes injection) - A Novel Targeted Anti-Cancer Compound for Non-Hodgkin’s Lymphoma and Acute Lymphoblastic Leukemia. Marqibo, which we licensed from Inex Pharmaceuticals Corporation in May 2006, is a novel, targeted sphingosome encapsulated formulation of the FDA-approved cancer drug vincristine. In August 2006, we initiated a multi-center Phase II clinical trial of Marqibo in patients with relapsed or refractory acute lymphoblastic leukemia, or ALL. The primary objective of this Phase II open-label study is to assess efficacy of weekly doses of Marqibo plus pulse dexamethasone as measured by complete response rate. Secondarily, this Phase II trial will also evaluate safety and disease-free survival. We expect to enroll up to 44 patients in this trial.  Based on clinical trials in over 600 patients to date, as well as recently-initiated Phase II trial, we intend to request regulatory authorization to commence a registrational clinical trial of Marqibo in hematological malignancies in the second half of 2006.

•
Talvesta (talotrexin) for Injection - A Novel Antifolate for Solid and Hematological Malignancies. Talvesta, which we licensed from Dana-Farber Cancer Institute, Inc. and Ash Stevens, Inc. in December 2002, is a novel antifolate drug candidate under development for treatment of various types of tumors. Talvesta has demonstrated enhanced antitumor activity in a broad spectrum of cancer models by targeting the enzyme DHFR to prevent DNA synthesis in tumor cells and inhibit tumor growth. Preclinical studies performed by the Dana-Farber Cancer Institute, Inc. and the National Cancer Institute suggest that Talvesta, as compared to methotrexate, the most widely used antifolate, enters into cells up to 10 times more efficiently and demonstrates 10- to 100-fold more potency in overcoming polyglutamation, a well-established mechanism of antifolate resistance. Talvesta also binds more tightly to its anti-tumor target DHFR, which we believe may further inhibit tumor growth. We commenced a Phase I clinical trial in solid tumors in February 2004, a Phase I/II clinical trial in non-small cell lung cancer in March 2005, and a Phase I/II clinical trial in ALL in May 2005. In May 2006, the FDA approved our application for orphan drug status of Talvesta for the treatment of ALL.

•
IPdR (ropidoxuridine) - Oral Prodrug to Enhance Radiation Therapy for Brain and Other Cancers. IPdR, which we licensed from Yale University and the Research Foundation of State University of New York in February 2004, is a novel oral prodrug of the radiation sensitizer IUdR. We have commenced a Phase I clinical trial assessing the safety, toxicity and pharmacokinetics of IPdR in patients with solid tumors undergoing radiation therapy. In June 2006, the FDA approved our application for orphan drug status of IPdR for the treatment of glioblastoma, the most common type of brain cancer.

•
Alocrest™ (vinorelbine tartrate liposomes injection )- A Novel Targeted Anti-Cancer Compound for Breast and Lung Cancer. Alocrest is our proprietary formulation of vinorelbine, a microtubule inhibitor that is FDA-approved for use as a single agent or in combination with cisplatin for the first-line treatment of unresectable, advanced non-small cell lung cancer. We obtained the rights to develop and commercialize Alocrest from Inex in May 2006. In August 2006, we initiated a Phase I clinical trial for sphingosome encapsulated vinorelbine in patients with advanced solid tumors. This Phase I trial is designed to assess safety, tolerability and preliminary efficacy in patients with advanced solid tumors, including non-small cell lung and breast cancers. The trial is being conducted at the Cancer Therapy and research Center in San Antonio, Texas and at McGill University in Montreal.

•
Sphingosome Encapsulated Topotecan - A Novel Targeted Anti-Cancer Compound for Small-Cell Lung Cancer and Ovarian Cancer. Sphingosome encapsulated topotecan is our proprietary product candidate comprised of the anticancer drug topotecan, which is FDA-approved for the treatment of metastatic carcinoma of the ovary after failure of initial or subsequent chemotherapy, and small cell lung cancer sensitive disease after failure of first-line chemotherapy. Following completion of additional preclinical development, we expect to file an investigational new drug application, or IND, in the second half of 2006 and to initiate clinical trials in 2007.

•
Topical Menadione - A Topical Compound for Skin Rashes Associated with EGFR Inhibitors. Menadione is a preclinical product candidate for the prevention and treatment of skin rash associated with the use of epidermal growth factor receptor, or EGFR, inhibitors in the treatment of certain cancers. EGFR inhibitors are currently used to treat non-small cell lung cancer, pancreatic, colorectal, and head & neck cancer. EGFR inhibitors develop significant skin toxicities presenting as acne-like rash on the face and upper body. Menadione, a small organic molecule, has been shown to activate the EGFR signaling pathway by inhibiting phosphatase activity. In vivo studies have suggested that topically-applied menadione may restore EGFR signaling specifically in the skin of patients treated systemically with EGFR inhibitors. We licensed our rights to menadione from the Albert Einstein College of Medicine in October 2006. We expect to complete formulation of menadione by the first half of 2007 and to file an IND by the end of 2007.

Corporate Information

We were incorporated in Delaware in December 2002. Our executive offices are located at 7000 Shoreline Court, Suite 370, South San Francisco, California 94080. Our telephone number is (650) 588-6405 and our Internet address is www.hanabiosciences.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus.

Zensana™, Talvesta™ and Alocrest™ are our trademarks for our ondansetron oral spray, talotrexin and vinorelbine tartrate liposomes injection product candidates, respectively. We have applied for registration for our Zensana trademark and for our Hana Biosciences logo in the United States. Marqibo® is a U.S. registered trademark owned by a wholly-owned subsidiary of Inex Pharmaceuticals Corporation and will be assigned to us. All other trademarks and tradenames mentioned in this prospectus are the property of their respective owners.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

RISK FACTORS

An investment in our common stock is risky. Prior to making a decision to invest in our common stock, you should carefully consider the specified risks described under the caption “Risk Factors” in the applicable prospectus supplement and in our filings with the Securities and Exchange Commission, or SEC, and incorporated by reference into this prospectus, together with all information contained in this prospectus, any prospectus supplement, or incorporated by reference into this prospectus. As with most pharmaceutical product candidates, the development of our product candidates is subject to numerous risks, including the risk of delays in or discontinuation of one or more of our development programs from lack of financing, inability to obtain necessary regulatory approvals to market the products, and unforeseen safety issues relating to our product candidates. The risks and uncertainties described in a prospectus supplement and in our SEC filings are not the only ones facing us. If any of the risks and uncertainties described in the prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or a part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipate, estimate, plan, project, continuing, ongoing, expect, management believes, we believe, we intend and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

         Because the factors discussed in this prospectus or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. These statements are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such risks and uncertainties relate to, among other factors: the development of our drug candidates; the regulatory approval of our drug candidates; our use of clinical research centers and other contractors; our ability to find collaborative partners for research, development and commercialization of potential products; acceptance of our products by doctors, patients or payors; our ability to market any of our products; our history of operating losses; our ability to compete against other companies and research institutions; our ability to secure adequate protection for our intellectual property; our ability to attract and retain key personnel; availability of reimbursement for our product candidates; the effect of potential strategic transactions on our business; our ability to obtain adequate financing; and the volatility of our stock price. These and other risks will be detailed in the applicable prospectus supplement under the discussion entitled “Risk Factors,” as well as in our SEC filings made from time to time. You are encouraged to read these filings as they are made.

         Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered hereby. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of our common stock under this prospectus for clinical trials, research and development, sales and marketing and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own.

PLAN OF DISTRIBUTION

We may sell the common stock covered by this prospectus:

•	to or through one or more underwriters or dealers;

•	directly to purchasers, or to purchasers through agents; or

•	through a combination of any of these methods of sale.

We may distribute the common stock offered hereby:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement.

We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the common stock). In addition, underwriters may sell common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may enter into agreements that provide for indemnification against certain civil liabilities, including liabilities under the Securities Act, or for contribution with respect to payments made by the underwriters, dealers or agents and to reimburse these persons for certain expenses.

We may grant underwriters who participate in the distribution of the common stock an option to purchase additional shares of common stock to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with the offering of the common stock, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase common stock for the purpose of stabilizing its market price.

The underwriters in an offering of the common stock may also create a “short position” for their account by selling more common stock in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing common stock in the open market or by exercising any over-allotment option granted to them by us. In addition, any managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the common stock that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed:

•
The description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed with the SEC on April 11, 2006 (File No. 000-50782);

•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC on March 16, 2006 (File No. 001-32626), including certain information incorporated by reference from our Definitive Proxy Statement for our 2006 Annual Meeting of Stockholders filed with the SEC on April 7, 2006;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006 and June 30, 2006, respectively; and

•
Our Current Reports on Form 8-K filed January 3, 2006, March 9, 2006, March 21, 2006, April 11, 2006, April 14, 2006, May 11, 2006 (including the amendment thereto on Form 8-K/A filed on May 15, 2006), May 17, 2006, May 22, 2006, June 19, 2006, July 7, 2006, July 13, 2006, September 21, 2006, October 12, 2006 and October 17, 2006, respectively.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Hana Biosciences, Inc.
7000 Shoreline Court, Suite 370
South San Francisco, CA 94080
(650) 588-6404
Attention: Investor Relations

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the common stock offered in this prospectus shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective date of filing such documents.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain or incorporate by reference all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

LEGAL MATTERS

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, Minneapolis, Minnesota.

EXPERTS

The financial statements of Hana Biosciences, Inc. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005 and the period from December 6, 2002 (date of inception) to December 31, 2005 incorporated by reference into this prospectus, have been incorporated herein in reliance on the report of J.H. Cohn LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution.

The Registrant estimates that expenses payable by the Registrant is connection with the offering described in this Registration Statement will be as follows:

SEC registration fee	$10,700
Legal fees and expenses	200,000
Accounting fees and expenses	75,000
Printing and miscellaneous expenses	25,000
$310,700

Item 15.  Indemnification of Directors and Officers.

Under provisions of the amended and restated certificate of incorporation and bylaws of the Registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the Registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of Registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the Registrant unless such court or the Delaware Court of Chancery also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The Registrant’s certificate of incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

Section 145 of the Delaware General Corporation Law states:

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

Item 16. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Underwriting Agreement*
5.1	Legal opinion of Maslon Edelman Borman & Brand, LLP.
23.1	Consent of J.H. Cohn LLP.
23.2	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included with signature page).
________
*To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

(A)    the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-8, and the information required to be include din a post-effective amendment by those paragraphs is contained in reports field with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)    the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(C)    provided further, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is for an offering of asset-backed securities on From S-1 or Form S-3, and the information required to be included in a post-effective amendment is proved pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on October 20, 2006.

Hana Biosciences, Inc.

By:	/s/ Mark J. Ahn
Mark J. Ahn President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Ahn and John P. Iparraguirre, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mark J. Ahn	President, Chief Executive Officer and Director (Principal	October 20, 2006
Mark J. Ahn	Executive Officer)

/s/ John P. Iparraguirre	Vice President, Chief Financial Officer and Secretary (Principal	October 20, 2006
John P. Iparraguirre	Financial Officer)

/s/ Tyler M. Nielsen	Controller (Principal Accounting Officer)	October 20, 2006
Tyler M. Nielsen

	Director	October 20, 2006
Arie S. Belldegrun

/s/ Isaac Kier	Director	October 20, 2006
Isaac Kier

	Director	October 20, 2006
Leon E. Rosenberg

/s/ Michael Weiser	Director	October 20, 2006
Michael Weiser

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement*
5.1	Legal opinion of Maslon Edelman Borman & Brand, LLP.
23.1	Consent of J.H. Cohn LLP.
23.2	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included with signature page).
________
*To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.